Exhibit 3.1

No. of Company: 201218209G

THE COMPANIES ACT, CAP. 50

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

AND

ARTICLES OF ASSOCIATION

OF

WAVE LIFE SCIENCES PTE. LTD.

Incorporated on the 23rd day of July, 2012

Lodged in the Office of the Accounting & Corporate Regulatory Authority, Singapore

(as adopted by special resolution dated September 28, 2015)

THE COMPANIES ACT, CAP. 50

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

WAVE LIFE SCIENCES PTE. LTD.

(as adopted by special resolution dated September 28, 2015)

1.	NAME

The name of the Company is WAVE LIFE SCIENCES PTE. LTD.

2.	REGISTERED OFFICE

The Registered Office of the Company will be situated in the Republic of Singapore.

3.	BUSINESS OR ACTIVITY

Subject to the provisions of the Companies Act, Cap. 50 and any other written law and the Memorandum and Articles of Association, the Company has:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of paragraph (a), full rights, powers and privileges.

4.	LIABILITY OF MEMBERS

The liability of the Members is limited.

5.	SHARE CAPITAL

The Company shall have power to consolidate or subdivide the shares and to issue any additional capital as fully paid or partly paid shares and with any special or preferential rights or privileges or subject to any special terms or conditions, and either with or without any special designation, and also from time to time to alter, modify, commute, abrogate or deal with any such rights, privileges, term, conditions or designations in accordance with the regulations for the time being of the Company.

THE COMPANIES ACT, CAP. 50

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

WAVE LIFE SCIENCES PTE. LTD.

(as adopted by special resolution dated September 28, 2015)

1. The regulations contained in Table “A” in the Fourth Schedule to the Companies Act, Cap. 50 shall not apply to the Company, but the following shall subject to repeal, additional and alteration as provided by the Act or these Articles be the regulations of the Company.

2. In these Articles, if not inconsistent with the subject or context, the words standing in the first column of the Table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof:

WORDS	MEANINGS

The “Act”	The Companies Act, Cap. 50 or any statutory modification, amendment or re-enactment thereof for the time being in force or any and every other act for the time being in force concerning companies and affecting the Company and any reference to any provision of the Act is to that provision as so modified, amended or re-enacted or contained in any such subsequent Companies Act.

these “Articles”	These Articles of Association or other regulations of the Company for the time being in force.

“Auditors”	The auditors for the time being of the Company.

the “Company”	The above named Company by whatever name from time to time called.

“Alternate Director”	A person appointed as an alternate Director pursuant to Article 109.

“Business Day”	Any day (other than a Saturday, Sunday or gazetted public holiday) on which commercial banks are open for business in Singapore and, if on that day, a transfer of funds is to be made in respect of the Series B Preferred Shares, the city of New York also.

“Deemed Liquidation Event”	Each of the following events, unless the holders of at least 56% of the then issued Series B Preferred Shares elect otherwise by written notice sent to the Company at least ten (10) days prior to the effective date of any such event: (a) a merger or consolidation in which (i) the Company is a constituent party or (ii) a subsidiary of the Company is a constituent party and the

Company issues shares in the capital of the Company pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares in the issued and paid-up capital of the Company immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares in the capital of the Company that represent, immediately following such merger or consolidation, at least a majority, by voting power, shares in the capital of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

“Directors”	The Directors for the time being of the Company or such number of them as have authority to act for the Company.

“Director”	Includes any person acting as a Director of the Company and includes any person duly appointed and acting for the time being as an Alternate Director.

“Dividend”	Includes bonus dividends.

“electronic communication”

Communication transmitted (whether from one (1) person to another, from one (1) device to another, from a person to a device or from a device to a person):

(a)    by means of a telecommunication system; or

(b)    by other means but while in an electronic form.

such that it can (where particular conditions are met) be received in legible form or be made legible following receipt in non-legible form.

“Member”	Any registered holder of one (1) or more shares (of any class or domination) in the capital of the Company from time to time.

“Month”	Calendar month.

“Office”	The Registered Office of the Company for the time being.

“Ordinary Resolution”	A resolution not being a Special Resolution which is, or which is to be, passed by a majority of Members as, being entitled to do so, vote in person or by proxy at a general meeting.

“Ordinary Shares”	The ordinary shares in the capital of the Company; provided, that if all Ordinary Shares are replaced by other securities (all of which are identical), the expression “Ordinary Shares” shall thereafter refer to such other securities.

“Ordinary Shareholders”	The holders of the Ordinary Shares who are registered as Members of the Company and “Ordinary Shareholder” means any one of them.

“Paid Up”	Includes credited as paid up.

“Preferred Shares”	The preferred shares in the capital of the Company carrying the rights, privileges and benefits set out in these Articles.

“Preferred Shareholders”	The holders of the Preferred Shares who are registered as Members of the Company and “Preferred Shareholder” means any one of them.

“Register”	The Register of Members of the Company.

“Seal”	The Common Seal of the Company or in appropriate cases the Official Seal or duplicate Common Seal.

“Secretary”	The Secretary or Secretaries appointed under these Articles and shall include any person entitled to perform the duties of Secretary temporarily.

“Series A Optional Conversion Right”	The right of Series A Preferred Shareholders, subject to the provisions of the Act and any other applicable law, to convert the Series A Preferred Shares held by them into Ordinary Shares.

“Series A Preferred Shares”	The Series A Preferred shares having the rights, privileges and restrictions set out in Article 7A.

“Series A Preferred Shareholder”	The holder of the Series A Preferred Shares who is registered as a Member of the Company.

“Series A Preferred Dividend”	Shall have the meaning ascribed to it in Article 7A(c).

“Series A Relevant Shares”	Shall have the meaning ascribed to it in Article 7A(j)(iii).

“Series B Conversion Price”	Shall initially be US$50.00 per share, subject to adjustment in accordance with Article 7B(1)(e) and Article 7B(1)(f).

“Series B Issue Date”	The date on which the first Series B Preferred Share is allotted and issued.

“Series B Optional Conversion Right”	The right of Series B Preferred Shareholders, subject to the provisions of Article 7B(1)(e), the Act and any other applicable law, to convert the Series B Preferred Shares held by them into Ordinary Shares.

“Series B Preferred Shares”	The series B convertible preferred shares in the capital of the Company carrying the rights, privileges and benefits set out in Article 7B of these Articles.

“Series B Preferred Shareholders”	The registered holders of the Series B Preferred Shares and “Series B Preferred Shareholder” means any of them.

“Series B Relevant Shares”	Shall have the meaning ascribed to it in Article 7B(1)(e)(iii).

“Series B Conversion Date”	Shall have the meaning ascribed to it in Article 7B(1)(e)(i).

“Series B Conversion Notice”	The written notice to the Company to be given by Series B Preferred Shareholders holding not less than 56% of all issued Series B Preferred Shares for the conversion of the Series B Preferred Shares and lodged at the registered office of the Company pursuant to these Articles.

“Series B Issue Amount”	In relation to a Series B Preferred Share, the subscription price in United States Dollars paid for each Series B Preferred Share (US$50.00 per share), subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to the Series B Preferred Shares.

“Series B Mandatory Conversion Date”	Shall have the meaning ascribed to it in Article 7B(1)(f).

“Series B Preferred Director”	The Director elected by the holders of the Series B Preferred Shares.

“shares”	Means the Ordinary Shares and Preferred Shares in the issued and paid-up capital of the Company.

“Singapore”	The Republic of Singapore.

“S$”	The lawful currency of Singapore.

“Special Resolution”	Has the meaning given in Section 184 of the Act.

“telecommunication system”	Has the meaning as in the Telecommunications Act (Chapter 323) or any statutory modification, amendment or re-enactment thereof for the time being in force.

“treasury share”	Has the meaning given in Section 4 of the Act.

“United States Dollar(s)” or “US$”	The lawful currency of the United States of America.

“Writing” and “Written”	Includes printing, lithography, typewriting and any other mode of representing or reproducing words in a visible form, including electronic communication.

“Year”	Calendar Year.

Words denoting the singular number only shall include the plural and vice versa.

Words denoting the masculine gender only shall include the feminine gender. Words denoting persons shall include corporations.

Save as aforesaid, any word or expression used in the Act and the Interpretation Act, Cap. 1 shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

All references to the masculine gender shall include references to the feminine and neuter genders and vice versa.

BUSINESS

3. Subject to the provisions of the Act, any branch or kind of business may be undertaken by the Directors at such time or times as they shall think fit, and further may be suffered by them to be in abeyance, whether such branch or kind of business may have been actually commenced or not, so long as the Directors may deem it expedient not to commence or proceed with such branch or kind of business.

PRIVATE COMPANY

4. The Company is a private company, and accordingly:

(a) the number of the Members of the Company (not including persons who are in the employment of the Company or of its subsidiary and persons who having been formerly in the employment of the Company or of its subsidiary were while in the employment and have continued after the determination of that employment to be Members of the Company) shall be limited to fifty provided that for the purposes of this provision where two (2) or more persons hold one (1) or more shares in the Company jointly they shall be treated as a single Member; and

(b) the right to transfer the shares of the Company shall be restricted in the manner hereinafter appearing.

SHARES

5. Except as is otherwise expressly permitted by the Act, the Company shall not give, whether directly or indirectly and whether by means of the making of a loan, the giving of a guarantee, the provision of security, the release of an obligation or the release of a debt or otherwise, any financial assistance for the purpose of, or in connection with, the acquisition or proposed acquisition of shares or units of shares in the Company or its holding company.

6. Save as provided by Section 161 of the Act, no shares may be issued by the Directors without the prior approval of the Company in general meeting but subject thereto and to the provisions of these Articles, the Directors may allot or grant options over or otherwise dispose of the same to such persons on such terms and conditions and at such time as the Company in general meeting may approve.

7. The rights attached to shares issued upon special conditions shall be clearly defined in the Memorandum of Association or these Articles. Without prejudice to any special right previously conferred on the holders of any existing shares or class of shares but subject to the Act and these Articles, shares in the Company may be issued by the Directors and any such shares may be issued with such preferred, deferred, or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Directors determine.

7A.	SERIES A PREFERRED SHARES

Subject to the provisions of these Articles, the Company may issue fully paid up Series A Preferred Shares which shall carry the following rights, benefits and privileges and be subject to the following restrictions:

(a) Each Series A Preferred Share shall be issued at an issue price to be determined by the Directors.

(b) Notwithstanding Article 9, the rights, benefits and privileges conferred upon the Series A Preferred Shareholder shall not be deemed to be varied by the creation or issue of further Series A Preferred Shares ranking equally therewith.

(c) The Series A Preferred Shares carry non-cumulative dividend at an annual rate of 15% of the issue price in preference to the Ordinary Shares, payable out of the distributable profits of the Company, when, as and if declared by the Directors (“Series A Preferred Dividend”). All rights with respect to the Series A Preferred Shares to receive Series A Preferred Dividends will terminate on the Series B Mandatory Conversion Date following which the Series A Preferred Shares shall not be entitled to any dividends.

(d) Prior to the occurrence of the Series B Mandatory Conversion Date, the Series A Preferred Shares shall in a liquidation, dissolution or winding up of, or on a return of capital by, the Company or Deemed Liquidation Event rank, as regards the return of capital, equally with the Ordinary Shares. In the event of a liquidation, dissolution or winding up of, or on a return of capital by, the Company or Deemed Liquidation Event which occurs on or after the Series B Mandatory Conversion Date, the Series A Preferred Shareholders shall be entitled to receive from the Company, after all amounts due to be paid to the Series B Preferred Shareholders have been paid as set forth in Article 7B(1)(b)(i)

but before any amounts due to any other class of shares in the capital of the Company have been paid as set forth in Article 7B(1)(b)(ii), US$0.01 per Series A Preferred Share held by such holder.

(e) Save as provided in Articles 7A(c) and 7A(d) above, the Series A Preferred Shares shall not confer the right to any further or other rights to participate in the profits or assets of the Company nor shall they confer a right to participate in any issue of Ordinary Shares.

(f) The Series A Preferred Shareholder:

(i) shall not be entitled to vote at any general meeting (other than under the circumstances set out in Article 7A(f)(iii) below):

(ii) shall be entitled to attend, speak and vote at any class meeting of the Series A Preferred Shareholder; and

(iii) notwithstanding Article 7A(f)(i) above, the Series A Preferred Shareholder shall be entitled to attend (in person or by proxy or attorney or in the case of a corporation, by a representative) any general meeting of the Company and to be counted for the purposes of a quorum at such general meeting and, in a poll thereat, to one vote in respect of each Series A Preferred Share held if (but only if):-

(aa) the Series A Preferred Dividend or any part thereof is in arrear and has remained unpaid for at least 12 months after it has been declared. For the avoidance of doubt, no dividends can be declared unless there are distributable profits that can lawfully be paid. Unless there are such profits that a declaration of dividends can be made, no arrears of dividend would arise and hence no voting rights would arise on the Series A Preferred Shares under these Articles; and/or

(bb) if the matters to be discussed at the meeting relate to or are intended to pass resolutions (i) which would vary or abrogate the rights attached to the Series A Preferred Shares; and (ii) for the winding-up of the Company. For the avoidance of doubt, such resolutions require the unanimous approval of the Series A Preferred Shareholders.

The Series A Preferred Shareholder and the Ordinary Shareholders shall generally vote together and not as a separate class except as expressly provided otherwise in these Articles and except where by law are subject to a class vote.

(g) Save as set out above in this Article 7A, the Series A Preferred Shares shall rank pari passu with Ordinary Shares, in every respect.

(h) Notwithstanding anything in these Articles and to the fullest extent permitted by law, the rights, benefits and privileges attached to the Series A Preferred Shares shall not be construed or deemed to be varied or abrogated by any amendment to these Articles, save for any amendment to this Article 7A in respect of the rights, benefits and/or privileges attached to the Series A Preferred Shares.

(i) RESERVED

(j) OPTIONAL CONVERSION

Each Series A Preferred Share shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder therefor, into such number of fully paid and non-assessable Ordinary Shares at a ratio of one-for-one (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization), and such Series A Preferred Share so converted may not be reissued by the Company. The Series A Optional Conversion Right shall be subject to the following terms:

(i) the Series A Optional Conversion Right shall be exercisable on any Business Day at the election of each Series A Preferred Shareholder upon delivery to the Company of the Series A Optional Conversion Notice together with the share certificates in respect of the Series A Preferred Shares or such other documents or evidence (if any) as the Directors may reasonably require to prove the title and claim of the person exercising such right (or, if such certificates have been lost or destroyed, such evidence of title and such indemnity as the Directors may require). The Series A Optional Conversion Notice shall state the effective date of conversion which shall be at least five (5) days after the date that such notice is provided to the Company and shall be a Business Day (“Series A Optional Conversion Date”). A Series A Optional Conversion Notice once given may not be withdrawn without the consent in writing of the Company;

(ii) upon conversion, such Series A Preferred Shares shall be converted into Ordinary Shares credited as fully paid and, from the Series A Optional Conversion Date, the rights attached to such Series A Preferred Shares are altered and such Series A Preferred Shares shall cease to have any preference or priority set out in this Article 7A and shall rank pari passu in all respects with the Ordinary Shares then in issue (save for any dividends, rights or other distributions the record date of which is before the relevant Series A Optional Conversion Date);

(iii) conversion of such Series A Preferred Shares as are due to be converted as aforesaid on any Series A Optional Conversion Date (the “Series A Relevant Shares”) shall be effected in such manner as the Directors shall, subject to these Articles and as the Act or other applicable laws or regulations may allow, from time to time determine;

(iv) fractions of Ordinary Shares shall not be issued on conversion. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair market value of an Ordinary Share as determined in good faith by the Board of Directors. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of Series A Preferred Shares the holder is at the time converting into Ordinary Shares and the aggregate number of Ordinary Shares issuable upon such conversion;

(v) the Company shall, within five (5) Business Days of the relevant Series A Optional Conversion Date and in exchange for the certificates in respect of the Series A Relevant Shares, deliver the share certificates in respect of the Ordinary Shares into which such Series A Relevant Shares are converted, and any balancing certificate for any Series A Preferred Shares which remain unconverted to the holder of the Series A Relevant Shares.

Any certificate to be despatched by the Company pursuant to this Article 7A(j)(v) shall be sent by registered post at the risk of the holder of the Series A Relevant Shares.

All certificates relating to the Series A Preferred Shares which have been delivered for conversion shall upon issue of the Ordinary Shares be cancelled forthwith.

(vi) appropriate and similar adjustments shall be made to the Series A Optional Conversion Right from time to time by the Directors in the event of any subdivision, consolidation, bonus issue or other distributions of Ordinary Shares or combination of shares or rights issue or other change in capital structure of the Company such that upon conversion of the Series A Preferred Shares following such subdivision, consolidation, bonus issue, distribution, combination, rights issue or other change, the holder of such Series A Preferred Share shall be entitled to receive a number of Ordinary Shares or other securities equal to that which a holder of the number of Ordinary Shares deliverable upon conversion of a Series A Preferred Share immediately prior to the effectiveness of such subdivision, consolidation, bonus issue, distribution, combination, rights issue or other change would have been entitled to receive as a result of such subdivision, consolidation, bonus issue, distribution, combination, rights issue or other change.

7B.	SERIES B PREFERRED SHARES

7B(1) The Company may allot and issue Series B Preferred Shares, at such issue price and on such terms and conditions as the Directors may determine, which shall carry the following rights, benefits and privileges and be subject to the following restrictions:

(a)	DIVIDEND

The Company shall not declare, pay or set aside any dividends on the share capital of the Company (including the Series A Preferred Dividend) unless (in addition to the obtaining of any consents required elsewhere in these Articles) the holders of the issued Series B Preferred Shares shall first receive, or simultaneously receive, a dividend on each issued Series B Preferred Share in an amount at least equal to (i) in the case of a dividend on the Ordinary Shares or any class or series of shares that is convertible into Ordinary Shares (including the Series A Preferred Dividend), that dividend per Series B Preferred Share as would equal the product of (A) the dividend payable on each share determined, if applicable, as if all shares of such class or series of shares had been converted into Ordinary Shares and (B) the number of Ordinary Shares issuable upon conversion of a Series B Preferred Share, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series of shares that is not convertible into Ordinary Shares, at a rate per Series B Preferred Share determined by (A) dividing the amount of the dividend payable on each share of such class or series of shares by the original issuance price of such class or series of shares (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization with respect to such class or series of shares) and (B) multiplying such fraction by an amount equal to the Series B Issue Amount; provided that, if the Company declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of shares, the dividend payable to the Series B Preferred Shareholders pursuant to this Article 7B(1)(a) shall be calculated based upon the dividend on the class or series of shares that would result in the highest dividend in respect of the Series B Preferred Shares.

(b)	CAPITAL

On a liquidation, dissolution or winding up of, or on a return of capital by, the Company or a Deemed Liquidation Event (but not on conversion or redemption of the Series B Preferred Shares or winding-up on dissolution pursuant to Article 7B(1)(j)), the assets of the Company available for distribution among the Members shall be applied as follows:

(i) firstly, in paying to each Series B Preferred Shareholder, an amount per share equal to the greater of, which greater amount shall be the “Series B Liquidation Amount”:

(aa) the aggregate of (1) the Series B Issue Amount for all Series B Preferred Shares held by him; and (2) any dividends declared but unpaid thereon; and

(bb) such amount which such Series B Preferred Shareholder would have otherwise received if all the issued Series B Preferred Shares had been converted into Ordinary Shares immediately prior to such liquidation, dissolution or winding up in accordance with these Articles;

(ii) secondly, the balance of such assets and profits shall belong to and be distributed among the holders of any class of shares in the capital of the Company other than the Series B Preferred Shares and shares not entitled to participate in such assets, in accordance with respective rights attaching thereto.

The Company shall not have the power to effect a Deemed Liquidation Event unless the definitive agreement governing such Deemed Liquidation Event provides that the consideration payable to the Members of the Company shall be allocated among the Members in accordance with this Article 7B(1)(b). The amount deemed paid or distributed to the Members upon any such Deemed Liquidation Event shall be the cash or the value of the property, rights or securities paid or distributed to the Members by the Company or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors.

In the event of a Deemed Liquidation Event, if any portion of the consideration payable to the shareholders of the Company is payable only upon satisfaction of contingencies (the “Additional Consideration”), the definitive agreement governing such Deemed Liquidation Event shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the shareholders of the Company in accordance with Articles 7B(1)(b)(i) and 7B(1)(b)(ii) as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the shareholders of the Company upon satisfaction of such contingencies shall be allocated among the shareholders of the Company in accordance with Articles 7B(1)(b)(i) and 7B(1)(b)(ii) after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this paragraph, consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

(c)	DEFAULT IN PAYMENT OR PARTIAL PAYMENT

If by reason of any provision of the Act, the Company is unable to make payment of any amount due in respect of the Series B Preferred Shares, then the Company shall from time to time (subject to the maximum amount and extent permitted by law, and on the earliest date on which such payments may lawfully be made) make payments on account of the amount so owing on a pro rata basis until such amount has been paid in full.

(d)	VOTING

(i) On any matter presented to the shareholders of the Company for their action or consideration at any meeting of shareholders of the Company (or by written consent of shareholders in lieu of meeting), each Series B Preferred Shareholder shall be entitled to cast the number of votes equal to the number of whole Ordinary Shares into which the Series B Preferred Shares held by such shareholder are convertible as of the record date for determining shareholders entitled to vote on such matter. Except as provided by law or by the other provisions of these Articles, Series B Preferred Shareholders shall vote together with the Ordinary Shareholders as a single class.

(ii) The holders of record of the Series B Preferred Shares, exclusively and as a separate class, shall be entitled to elect one (1) director of the Company and the holders of record of the Ordinary Shares, exclusively and as a separate class, shall be entitled to elect three (3) directors of the Company. Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of shares entitled to elect such director or directors, given either at a special meeting of such shareholders duly called for that purpose or pursuant to a written consent of the shareholders of that class or series of shares. If the holders of Series B Preferred Shares or Ordinary Shares, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Article 7B(1)(d)(ii), then any directorship not so filled shall remain vacant until such time as the holders of the Series B Preferred Shares or Ordinary Shares, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by shareholders of the Company other than by the shareholders of the Company that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the Ordinary Shares and of any other class or series of voting shares (including the Series B Preferred Shares), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Company. At any meeting of shareholders held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the issued shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Article 7B(1)(d)(ii), a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Article 7B(1)(d)(ii).

(iii) The Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or these Articles) the written consent or affirmative vote of the holders of at least (i) 56% of the then issued Series B Preferred Shares and (ii) a majority of the then issued Ordinary Shares, given in writing or by vote at a meeting, consenting or voting together as a class on an as-converted basis, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(aa) liquidate, dissolve or wind-up the business and affairs of the Company, effect any merger or consolidation or any other Deemed Liquidation Event, or consent to any of the foregoing;

(bb) create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, other than equipment leases or bank lines of credit, unless such debt security has received the prior approval of the Board of Directors, including the Series B Preferred Director;

(cc) create, or hold shares in the capital of, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Company, or sell, transfer or otherwise dispose of any shares in the capital of any direct or indirect subsidiary of the Company, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary; or

(dd) increase or decrease the authorized number of directors constituting the Board of Directors.

(iv) The Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or these Articles) the written consent or affirmative vote of the holders of at least 56% of the then issued Series B Preferred Shares, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class on an as-converted basis, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(aa) amend, alter or repeal any provision of these Articles in a manner that adversely affects the powers, preferences or rights of the Series B Preferred Shares;

(bb) create, or authorize the creation of, any additional class or series in the share capital of the Company unless the same ranks junior to the Series B Preferred Shares with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption,

(cc) issue, or authorize the issuance of, more than a total of 5,400,000 Ordinary Shares, 965,300 Series A Preferred Shares or 1,320,000 Series B Preferred Shares;

(dd) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares in the capital of the Company, other than (i) dividends or distributions on the Series B Preferred Shares as expressly authorized herein, (ii) dividends or other distributions payable on the Ordinary Shares solely in the form of additional Ordinary Shares, or (iii) repurchases of shares from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof; or

(ee) liquidate, dissolve, or wind-up the affairs of the Company, or effect any merger or consolidation or any other Deemed Liquidation Event within 18 months following the closing of the Series B Preferred Share Financing, which would result in gross proceeds to the holders of Series B Preferred Shares equal to an amount per share less than the Series B Issue Amount.

(v) Ordinary Shareholders are entitled to one vote for each Ordinary Share held at all meetings of shareholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, Ordinary Shareholders, as such, shall not be entitled to vote on any amendment to these Articles that relates solely to the terms of one or more issued series of Preferred Shares if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to these Articles or the Act.

(vi) The provisions of these Articles relating to votes of Members shall (subject to and except to the extent inconsistent with this Article 7B) apply mutatis mutandis to votes of the Series B Preferred Shareholders at any general meeting or the class meeting of the Series B Preferred Shareholders, as the case may be.

(e)	OPTIONAL CONVERSION

Each Series B Preferred Share shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder therefor, into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing the Series B Issue Amount by the Series B Conversion Price in effect at the time of conversion and such Series B Preferred Shares so converted may not be reissued by the Company. The Series B Conversion Price and the rate at which the Series B Preferred Shares may be converted into Ordinary Shares shall be subject to adjustment as provided in this Article 7B(1)(e). The Series B Optional Conversion Right shall be subject to the following terms:

(i) the Series B Optional Conversion Right shall be exercisable on any Business Day at the election of each Series B Preferred Shareholder upon delivery to the Company of the Series B Conversion Notice together with the share certificates in respect of the Series B Preferred Shares or such other documents or evidence (if any) as the Directors may reasonably require to prove the title and claim of the person exercising such right (or, if such certificates have been lost or destroyed, such evidence of title and such indemnity as the Directors may require). The Series B Conversion Notice shall state the effective date of conversion which shall be at least five (5) days after the date that such notice is provided to the Company (“Series B Conversion Date”). A Series B Conversion Notice once given may not be withdrawn without the consent in writing of the Company;

(ii) upon conversion, such Series B Preferred Shares shall be converted into Ordinary Shares credited as fully paid and, from the Series B Conversion Date, the rights attached to such Series B Preferred Shares are altered and such Series B Preferred Shares shall cease to have any preference or priority set out in this Article 7B and shall rank pari passu in all respects with the Ordinary Shares then in issue (save for any dividends, rights or other distributions the record date of which is before the relevant Series B Conversion Date);

(iii) conversion of such Series B Preferred Shares as are due to be converted as aforesaid on any Series B Conversion Date (the “Series B Relevant Shares”) shall be effected in such manner as the Directors shall, subject to these Articles and as the Act or other applicable laws or regulations may allow, from time to time determine;

(iv) fractions of Ordinary Shares shall not be issued on conversion. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair market value of an Ordinary Share as determined in good faith by the Board of Directors. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of Series B Preferred Shares the holder is at the time converting into Ordinary Shares and the aggregate number of Ordinary Shares issuable upon such conversion;

(v) the Company shall, within five (5) Business Days of the relevant Series B Conversion Date and in exchange for the certificates in respect of the Series B Relevant Shares, (1) deliver the share certificates in respect of the Ordinary Shares into which such Series B Relevant Shares are converted, and any balancing certificate for any Series B Preferred Shares which remain unconverted to the holder of the Series B Relevant Shares, (2) pay in cash such amount as provided in clause (iv) above in lieu of any fraction of an Ordinary Share otherwise issuable upon such conversion and (3) pay all declared but unpaid dividends on the Series B Preferred Shares converted.

Any certificate to be despatched by the Company pursuant to this Article 7B(1)(e)(v) shall be sent by registered post at the risk of the holder of the Series B Relevant Shares.

All certificates relating to the Series B Preferred Shares which have been delivered for conversion shall upon issue of the Ordinary Shares be cancelled forthwith.

(vi) appropriate and similar adjustments shall be made to the Series B Conversion Price and the Series B Optional Conversion Right from time to time by the Directors in the event of any subdivision, consolidation, bonus issue or other distributions of Ordinary Shares or combination of shares or rights issue or other change in capital structure of the Company such that upon conversion of the Series B Preferred Shares following such subdivision, consolidation, bonus issue, distribution, combination, rights issue or other change, the holder of such Series B Preferred Share shall be entitled to receive a number of Ordinary Shares or other securities equal to that which a holder of the number of Ordinary Shares deliverable upon conversion of a Series B Preferred Share immediately prior to the effectiveness of such subdivision, consolidation, bonus issue, distribution, combination, rights issue or other change would have been entitled to receive as a result of such subdivision, consolidation, bonus issue, distribution, combination, rights issue or other change.

(vii) For purposes of this Article 7B(1)(e) and Article 7B(1)(f), the following definitions shall apply:

“Option” means rights, options or warrants to subscribe for, purchase or otherwise acquire Ordinary Shares or Convertible Securities.

“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares, but excluding Options.

“Additional Ordinary Shares” shall mean all Ordinary Shares issued (or, deemed to be issued) by the Company after the Series B Issue Date, other than (1) the Ordinary Shares listed below, and (2) the Ordinary Shares deemed to be issued pursuant to the Options and Convertible Securities listed below (clauses (1) and (2), collectively, “Exempted Securities”):

(aa) Ordinary Shares, Options or Convertible Securities issued as a dividend or distribution on the Preferred Shares;

(bb) Ordinary Shares, Options or Convertible Securities issued by reason of a dividend, share split, split-up or other distribution on Ordinary Shares;

(cc) Ordinary Shares or Options issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company, including the Series B Preferred Director;

(dd) Ordinary Shares or Convertible Securities actually issued upon the exercise of Options or Ordinary Shares actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(ee) Ordinary Shares, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Company, including the Series B Preferred Director;

(ff) Ordinary Shares, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Company, including the Series B Preferred Director;

(gg) Ordinary Shares, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board of Directors of the Company, including the Series B Preferred Director; or

(hh) Ordinary Shares, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Company, including the Series B Preferred Director.

(viii) in the event the Company shall at any time after the Series B Issue Date issue Additional Ordinary Shares (including Additional Ordinary Shares deemed to be issued), without consideration or for a consideration per share less than the Series B Conversion Price in effect immediately prior to such issue, then the Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the Series B Conversion Price in effect immediately after such issue of Additional Ordinary Shares;

“CP1” shall mean the Series B Conversion Price in effect immediately prior to such issue of Additional Ordinary Shares;

“A” shall mean the number of Ordinary Shares in the share capital of the Company issued immediately prior to such issue of Additional Ordinary Shares (treating for this purpose as issued all Ordinary Shares issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series B Preferred Shares) issued (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

“B” shall mean the number of Ordinary Shares in the share capital of the Company that would have been issued if such Additional Ordinary Shares had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

“C” shall mean the number of such Additional Ordinary Shares issued in such transaction.

(ix) No adjustment in the Series B Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Ordinary Shares if the Company receives written notice from the holders of at least 56% of the then outstanding Series B Preferred Shares agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Ordinary Shares.

(x) The Company shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of Ordinary Shares upon conversion of the Series A Preferred Shares pursuant to this Article 7B(1)(e). The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Ordinary Shares in a name other than that in which the Series A Preferred Shares so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid

(xi) In each case of an adjustment or readjustment of the Series B Conversion Price, the Company, at its expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall timely deliver such certificate to each registered holder of the Series B Preferred Shares at the holder’s address as shown in the Company’s books.

(f)	MANDATORY CONVERSION

(i) Upon the earlier of (a) the closing of the sale of Ordinary Shares to the public at a price per share of at least the Series B Issue Amount (subject to appropriate adjustment in the event of any share dividend, share split, combination or other similar recapitalization), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least US$50 million in gross proceeds to the Company, or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least 56% of the then issued Series B Preferred Shares (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Series B Mandatory Conversion Date”), then (i) all issued Series B Preferred Shares shall automatically be converted into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing the Series B Issue Amount by the Series B Conversion Price in effect at the time of the mandatory conversion, and (ii) such shares may not be reissued by the Company. The Series B Conversion Price and the rate at which the Series B Preferred Shares may be converted into Ordinary Shares shall be subject to adjustment as provided in Article 7B(1)(e). The Series B Preferred Share mandatory conversion feature shall be subject to the following terms.

(ii) All Series B Preferred Shareholders shall be sent written notice of the Series B Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series B Preferred Shares. Such notice need not be sent in advance of the Series B Mandatory Conversion Date. Upon receipt of such notice, each Series B Preferred Shareholder holding shares in certificated form shall surrender his, her or its certificate or certificates (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company at the place designated in such notice. If so required by the Company, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series B Preferred Shares converted, including the rights, if any, to receive notices and vote (other than as a holder of Ordinary Shares), will terminate on the Series B Mandatory Conversion Date (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence. As soon as practicable after the Series B Mandatory Conversion Date and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Series B Preferred Shares, the Company shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full Ordinary Shares issuable on such conversion in accordance with the provisions hereof and;

(iii) such converted Series B Preferred Shares shall be retired and cancelled and may not be reissued as shares of such series;

(iv) fractions of Ordinary Shares shall not be issued on conversion. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair market value of an Ordinary Share as determined in good faith by the Board of Directors. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of Series A Preferred Shares the holder is at the time converting into Ordinary Shares and the aggregate number of Ordinary Shares issuable upon such conversion;

(v) appropriate and similar adjustments shall be made to the Series B Conversion Price and the conversion right set forth in this Article 7B(1)(f) from time to time by the Directors in the event of any subdivision, consolidation, bonus issue or other distributions of Ordinary Shares or combination of shares or rights issue or other change in capital structure of the Company such that upon conversion of the Series B Preferred Shares following such subdivision, consolidation, bonus issue, distribution, combination, rights issue or other change, the holder of such Series B Preferred Share shall be entitled to receive a number of Ordinary Shares or other securities equal to that which a holder of the number of Ordinary Shares deliverable upon conversion of a Series B Preferred Share immediately prior to the effectiveness of such subdivision, consolidation, bonus issue, distribution, combination, rights issue or other change would have been entitled to receive as a result of such subdivision, consolidation, bonus issue, distribution, combination, rights issue or other change; and

(vi) the Company shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of Ordinary Shares upon conversion of the Series A Preferred Shares pursuant to this Article 7B(1)(f). The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Ordinary Shares in a name other than that in which the Series A Preferred Shares so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

(g)	MEETINGS

Subject to applicable laws, Series B Preferred Shareholders owning a majority of the Series B Preferred Shares shall constitute the quorum at a meeting of the Series B Preferred Shareholders or in the event there being only one (1) Series B Preferred Shareholder, such Series B Preferred Shareholder or its duly authorised representative shall constitute the quorum at a meeting of the Series B Preferred Shareholders. The provisions of these Articles relating to general meetings of the Company, notice of and proceedings at general meetings and votes of members shall (subject to and except to the extent inconsistent with this Article 7B) apply mutatis mutandis to any separate class meeting of the Series B Preferred Shareholders.

(h)	FURTHER PREFERRED SHARES

Without prejudice to the generality of Article 7B(3) below, the issue by the Company of shares which rank in any respect pari passu with, or in priority to the Series B Preferred Shares, shall be deemed to constitute a variation of the rights attached to the Series B Preferred Shares.

(i)	TRANSFERS, REGISTRATION AND REPLACEMENT

The Series B Preferred Shares will be in registered form and the Company shall maintain a Register of Series B Preferred Shareholders. The provisions of these Articles relating to the registration, transfer, transmission, certificates and replacement thereof applicable to Ordinary Shares shall apply mutatis mutandis to the Series B Preferred Shares.

(j)	SUBSTITUTION SECURITIES

In the event of a winding-up or dissolution of the Company pursuant to reconstruction, amalgamation, merger or consolidation, the resultant corporate entity responsible for the liabilities of the Company with respect of the Series B Preferred Shares shall issue such securities in substitution and replacement of the Series B Preferred Shares and on such terms as shall be approved by Series B Preferred Shareholders in accordance with Article 7B(3) unless the terms of such securities in substitution are no less favourable than the terms of the Series B Preferred Shares. As a condition to any such winding-up or dissolution, the Company shall procure that the resultant corporate entity shall (in favour of the Series B Preferred Shareholders) undertake to comply with the provisions of Articles 7B(1) to 7B(5) (both inclusive).

(k)	PAYMENTS

All payments or distributions with respect to the Series B Preferred Shares held jointly by two (2) or more persons shall be paid or made to whichever of such persons is named first in the

Register of Series B Preferred Shareholders and the making of any payment or distribution in accordance with this Article 7B(1)(k) shall discharge the liability of the Company in respect thereof.

(l)	PRESCRIPTION

Any Series B Preferred Shareholder who has failed to claim dividends, distributions or other property or rights within six (6) years of their having been made available to him will not thereafter be able to claim such dividends, distributions or other property or rights which shall be forfeited and shall revert to the Company. The Company shall retain such distributions or other property or rights but shall not at any time be a trustee in respect of any dividends, distributions or other property or rights nor be accountable for any income or other benefits derived therefrom.

7B(2) Any consent, approval or sanction of the Series B Preferred Shareholders required under this Article 7B and/or any variation, abrogation, devaluation, dilution or other limitation of the rights of the Series B Preferred Shareholders as set out in Articles 7B(1) to 7B(4) (both inclusive) shall require the approval of Series B Preferred Shareholders owning 56% of the Series B Preferred Shares in a separate class meeting of the Series B Preferred Shareholders; provided, however, if any consent, approval or sanction would adversely change the rights of a Series B Preferred Shareholder in a manner disproportionate to the rights of the Series B Preferred Shareholders approving such consent, approval or sanction, then the consent of such Series B Preferred Shareholder shall also be required.

7B(3) Any notice or other document may be given by the Company to any Series B Preferred Shareholder either personally or by sending it through the post in a prepaid letter or by facsimile transmission or other tangible and legible form of electronic or similar form of communication addressed to such Series B Preferred Shareholder at his address as appearing in the Register of Series B Preferred Shareholders. All notices with respect to any Series B Preferred Shares to which persons are jointly entitled shall be given to whichever of such person is named first in the Register of Series B Preferred Shareholders, and notice so given shall be sufficient notice to all the holders of such Series B Preferred Shares. Any notice or other document, if sent by post, shall be deemed to have been served or delivered 5 days after the time when the letter containing the same is posted, and in proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed and served by prepaid post. Any notice or other document, if served by facsimile transmission or other tangible and legible form of electronic or similar form of communication shall be deemed to have been served upon receipt thereof. Production of a copy of a notice sent by facsimile transmission or other tangible and legible form of electronic or similar form of communication bearing an acknowledgement of successful transmission in accordance with normal procedures under the system in use shall be sufficient proof of receipt thereof.

7B(4) In the event of any conflict or inconsistency between the provisions of this Article 7B and the other provisions of these Articles, then (in favour of the Series B Preferred Shareholders) the provisions of this Article 7B shall prevail.

7C.	RESERVED

8. If at any time the share capital is divided into different classes, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to the provisions of the Act, whether or not the Company is being wound up, be varied or abrogated with the sanction of a Special Resolution passed at a separate general meeting of the holders of shares of the class and to every such Special Resolution the provisions of Section 184 of the Act shall with such adaptations as are necessary apply. To every such separate general meeting the provisions of these Articles relating to general meetings shall mutatis mutandis apply; but so that the necessary quorum shall be two (2) persons (unless all the shares of the class are held by one (1) person whereupon no quorum is applicable) at least holding or representing by proxy or by attorney one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy or by attorney may demand a poll provided always that where the necessary consent for such a Special Resolution is not obtained at the meeting, consent in writing if obtained from the holders of three-fourths of the issued shares of the class concerned, within two (2) months of the Meeting shall be as valid and effectual as a Special Resolution, carried at the meeting.

9. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall, unless otherwise expressly provided by the terms of issue of the shares of the class or by these Articles as are in force at the time of such issue, be deemed to be varied by the creation or issue of further shares ranking equally therewith.

10. The Company may exercise the powers of paying commissions or brokerage on any issue of shares at such rate or amount and in such manner as the Directors may deem fit. Such commissions or brokerage may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other.

11. If any shares of the Company are issued for the purpose of raising money to defray the expenses of the construction of any works or the provisions of any plant which cannot be made profitable for a long period, the Company may, subject to the conditions and restrictions mentioned in the Act pay interest on so much of the share capital as is for the time being paid up and may charge the same to capital as part of the cost of the construction or provision.

12. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share, except an absolute right to the entirety thereof in the registered holder.

13. If two (2) or more persons are registered as joint holders of any share any one (1) of such persons may give effectual receipts for any dividend payable in respect of such share and the joint holders of a share shall, subject to the provision of the Act, be severally as well as jointly liable for the payment of all instalments and calls and interest due in respect of such shares. Such joint holders shall be deemed to be one (1) Member and the delivery of a certificate for a share to one (1) of several joint holders shall be sufficient delivery to all such holders.

14. No person shall be recognised by the Company as having title to a fractional part of a share or otherwise than as the sole or a joint holder of the entirety of such share.

15. If by the conditions of allotment of any shares the whole or any part of the amount of the issue price thereof shall be payable by instalments every such instalment shall, when due, be paid to the Company by the person who for the time being shall be the registered holder of the share or his personal representatives, but this provision shall not affect the liability of any allottee who may have agreed to pay the same.

16. The certificate of title to shares in the capital of the Company shall be issued under the Seal in such form as the Directors shall from time to time prescribe and shall bear the autographic or facsimile signatures of a Director and the Secretary or a second Director or some other person appointed by the Directors, and shall specify the number and class of shares to which it relates and the amounts paid thereon. The facsimile signatures may be reproduced by mechanical or other means provided the method or system of reproducing signatures has first been approved by the Director of the Company.

17. Every person whose name is entered as a Member in the Register shall be entitled within two (2) months after allotment or within one (1) month after the lodgement of any transfer to one (1) certificate for all his shares of any one (1) class or to several certificates in reasonable denominations each for a part of the shares so allotted or transferred. Where a Member transfers part only of the shares comprised in a certificate or where a Member requires the Company to cancel any certificate or certificates and issue new certificates for the purpose of subdividing his holding in a different manner the old certificate or certificates shall be cancelled and a new certificate or certificates for the balance of such shares issued in lieu thereof and the Member shall pay a fee not exceeding S$2/- for each such new certificate as the Directors may determine.

18. If any certificate or other document of title to shares or debentures be worn out or defaced, then upon production thereof to the Directors, they may order the same to be cancelled and may issue a new certificate in lieu thereof. For every certificate so issued there shall be paid to the Company the amount of the proper duty, with which such certificate is chargeable under any law for the time being in force relating to stamps together with a further fee not exceeding S$2/- as the Directors may determine. Subject to the provisions of the Act and the requirements of the Directors thereunder, if any certificate or document be lost or destroyed or stolen, then upon proof thereof to the satisfaction of the Directors and on such indemnity as the Directors deem adequate being given, and on the payment of the amount of the proper duty with which such certificate or document is chargeable under any law for the time being in force relating to stamps together with a further fee not exceeding S$2/- as the Directors may determine, a new certificate or document in lieu thereof shall be given to the person entitled to such lost or destroyed or stolen certificate or document.

RESTRICTION ON TRANSFER OF SHARES

19. Subject to the restrictions of these Articles and any exceptions to such restrictions contained therein, any Member may transfer all or any of his shares, but every transfer must be in writing and in the usual common form, or in any other form which the Directors may approve. The instrument of transfer of a share shall be signed both by the transferor and by the transferee, and by the witness or witnesses thereto and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Shares of different classes shall not be comprised in the same instrument of transfer.

20. All instruments of transfer which shall be registered shall be retained by the Company, but any instrument of transfer which the Directors may refuse to register shall (except in any case of fraud) be returned to the party presenting the same.

21. No share shall in any circumstances be transferred to any infant or bankrupt or person of unsound mind.

22. Intentionally omitted.

23. The Directors may decline to register any instrument of transfer unless:

(a) such fee not exceeding S$2/- or such other sum as the Directors may from time to time require under the provisions of these Articles, is paid to the Company in respect thereof; and

(b) the instrument of transfer is deposited at the Office or at such other place (if any) as the Directors may appoint accompanied by the certificates of the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer and, if the instrument of transfer is executed by some other person on his behalf, the authority of the person so to do.

24. The Company shall provide a book to be called “Register of Transfers” which shall be kept under the control of the Directors, and in which shall be entered the particulars of every transfer of shares.

25. The Register may be closed at such times and for such periods as the Directors may from time to time reasonably determine for bona fide business or legal reasons, not exceeding in the whole thirty days in any year.

TRANSMISSION OF SHARES

26. In case of the death of a Member, the survivor or survivors, where the deceased was a joint holder, and the executors or administrators of the deceased, where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing herein shall release the estate of a deceased Member (whether sole or joint) from any liability in respect of any share held by him.

27. Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may, upon producing such evidence of title as the Directors shall require, be registered himself as holder of the share upon giving to the Company notice in writing of such his desire or transfer such share to some other person. If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer executed by such Member.

28. Save as otherwise provided by or in accordance with these Articles a person becoming entitled to a share in consequence of the death or bankruptcy of a Member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share except that he shall not be entitled in respect thereof to exercise any right conferred by membership in relation to meetings of the Company until he shall have been registered as a Member in respect of the share.

29. There shall be paid to the Company in respect of the registration of any probate, letters of administration, certificate of marriage or death, power of attorney or other document relating to or affecting the title to any shares, such fee not exceeding S$2/- as the Directors may from time to time require or prescribe.

CALLS ON SHARES

30. The Directors may from time to time make such calls as they think fit upon the Members in respect of any moneys unpaid on their shares and not by the terms of the issue thereof made payable at fixed times, and each Member shall (subject to receiving at least fourteen days’ notice specifying the time or time and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Directors may determine.

31. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be made payable by instalments.

32. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum due from the day appointed for payment thereof to the time to actual payment at such rate not exceeding ten per cent. (10%) per annum as the Directors determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

33. Any sum which by the terms of issue of a share becomes payable upon allotment or at any fixed date, shall for all purposes of these Articles be deemed to be a call duly made and payable on the date, on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of the Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

34. The Directors may on the issue of shares differentiate between the holders as to the amount of calls to be paid and the times of payments.

35. The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon the shares held by him and such payments in advance of calls shall extinguish, so far as the same shall extend, the liability upon the shares in respect of which it is made, and upon the moneys so received or so much thereof as from time to time exceeds the amount of the calls then made upon the shares concerned the Company may pay interest at such rate not exceeding ten per cent. (10%) per annum as the Member paying such sum and the Directors agree upon.

FORFEITURE AND LIEN

36. If any Member fails to pay in full any call or instalment of a call on the day appointed for payment thereof, the Directors may at any time thereafter serve a notice on such Member requiring payment of so much of the call or instalment as is unpaid together with any interest and expenses which may have accrued.

37. The notice shall name a further day (not being less than fourteen days from the date of service of the notice) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call was made will be liable to be forfeited.

38. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

39. A share so forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto, or to any other person, upon such terms and in such manner as the Directors shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture or surrender may be cancelled on such terms as the Directors think fit. To give effect to any such sale, the Directors may, if necessary, authorise some person to transfer a forfeited or surrendered share to any person as aforesaid.

40. A Member whose shares have been forfeited or surrendered shall cease to be a Member in respect of the shares, but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were payable by him to the Company in respect of the shares with interest thereon at ten per cent (10%) per annum (or such lower rate as the Directors may approve) from the date of forfeiture or surrender until payment, but such liability shall cease if and when the Company receives payment in full of all such money in respect of the shares and the Directors may waive payment of such interest either wholly or in part.

41. The Company shall have a first and paramount lien and charge on every share (not being a fully paid share) registered in the name of each Member (whether solely or jointly with others) and on the dividends declared or payable in respect thereof for all calls and instalments due on any such share and interest and expenses thereon but such lien shall only be upon the specific shares in respect of which such calls or instalments are due and unpaid and on all dividends from time to time declared in respect of the shares. The Directors may resolve that any share shall for some specified period be exempt from the provision of this Article.

42. (a) The Company may execute, complete and deliver in the name of any Member and on such Member’s behalf the sale of all of his Shares.

42. (b) The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after notice in writing stating and demanding payment of the sum payable and giving notice of intention to sell in default, shall have been given to the registered holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy. To give effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser thereof.

43. The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

44. A statutory declaration in writing that the declarant is a Director of the Company and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts stated therein as against all persons claiming to be entitled to the share, and such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together with the certificate of proprietorship of the share under Seal delivered to a purchaser or allottee thereof shall (subject to the executive of a transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

ALTERATION OF CAPITAL

45. Subject to the provisions of these Articles, the Company in general meeting may from time to time by Ordinary Resolution increase its capital by the allotment and issue of new shares.

46. Subject to any special rights for the time being attached to any existing class of shares, the new shares shall be issued upon such terms and conditions and with such rights and privileges annexed thereto as the general meeting resolving upon the creation thereof shall direct and if no direction be given as the Directors shall determine subject to the provisions of these Articles and in particular (but without prejudice to the generality of the foregoing) such shares may be issued with a preferential or qualified right to dividends and in the distribution of assets of the Company or otherwise.

47. Unless otherwise determined by the Company in general meeting, any new Ordinary Shares or securities convertible into Ordinary Shares from time to time to be created shall before issue be offered in the first instance to all the then holders of any class of shares (other than the Series A Preferred Shareholder) in proportion as nearly as may be to the amount of capital held by them. In offering such shares in the first instance to all the then holders of any class of shares (other than the Series A Preferred Shareholder) the offer shall be made by notice specifying the number of shares offered and limiting the time within which the offer if not accepted will be deemed to be declined and after the expiration of that time or on the receipt of an intimation from the person to whom the offer is made that he declines to accept the shares offered, the Directors may dispose of those shares in such manner as they think most beneficial to the Company and the Directors may dispose of or not issue any such shares which by reason of the proportion borne by them to the number of holders entitled to any such offer or by reason of any other difficulty in apportioning the same cannot, in the opinion of the Directors, be conveniently offered under this Article.

48. Except so far as otherwise provided by the conditions of issue or by these Articles all new shares shall be subject to the provisions of these Articles with reference to allotments, payment of calls, lien, transfer, transmission, forfeiture and otherwise.

49. Subject to the provisions of these Articles, the Company may by Ordinary Resolution:

(a) consolidate and divide all or any of its share capital;

(b) cancel any shares which, at the date of the passing of the resolution, have been forfeited and diminish the amount of its share capital by the number of shares so cancelled;

(c) subdivide its shares or any of them (subject nevertheless to the provisions of the Act) provided always that in such subdivision the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and

(d) subject to the provisions of these Articles and the Act, convert any class of shares into any other class of shares.

50. (a) Subject to the provisions of these Articles, the Company may by Special Resolution reduce its share capital in any manner and with and subject to any incident authorised and consent required by law.

(b) Subject to and in accordance with the provisions of the Act and these Articles, the Company may authorise the Directors in general meeting to purchase or otherwise acquire ordinary shares issued by it on such terms as the Company may think fit and in the manner prescribed by the Act. All shares purchased by the Company other than those shares that are to be held in treasury in accordance with the provisions of these Articles and the Act shall be cancelled.

51. Shares that the Company purchases or otherwise acquires may be held as treasury shares in accordance with the provisions of these Articles and the Act.

52. Where the shares purchased or otherwise acquired are held as treasury shares by the Company, the Company shall be entered in the Register as the Member holding the shares.

53. The Company shall not exercise any right in respect of the treasury shares other than as provided by the Act. Subject thereto, the Company may hold or deal with its treasury shares in the manner authorised by, or prescribed pursuant to, the Act.

STOCK

54. The Company may by Ordinary Resolution convert any paid up shares into stock and may from time to time by like resolution reconvert any stock into paid up shares.

55. The holders of stock may transfer the same or any part thereof in the same manner and subject to the same Articles as and subject to which the shares from which the stock arose might previously to conversion have been transferred or as near thereto as circumstances admit but no stock shall be transferable except in such units as the Directors may from time to time determine.

56. The holders of stock shall, according to the number of stock units held by them, have the same rights, privileges and advantages as regards dividend, return of capital voting and other matters, as if they held the shares from which the stock arose; but no such privilege or advantage (except as regards dividend and return of capital and the assets on winding up) shall be conferred by any such aliquot part of stock which would not if existing in shares have conferred that privilege or advantage; and no such conversion shall affect or prejudice any preference or other special privileges attached to the shares so converted.

57. All such of the provisions of these Articles as are applicable to paid up shares interpretation, shall apply to stock and the words “share” and “shareholder” or similar expressions herein shall include “stock” or “stockholder”.

GENERAL MEETINGS

58. (a) Subject to the provisions of the Act and Article 59 hereof, the Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year and not more than fifteen months shall elapse between the date of one (1) annual general meeting of the Company and that of the next.

(b) All general meetings other than annual general meetings shall be called extraordinary general meetings.

(c) The time and place of any general meeting shall be determined by the Directors, provided that the Members entitled to attend such general meeting (in person or by proxy or attorney or in the case of a corporation, by a representative) shall meet at least once each year in accordance with these Articles and at such other times as may be determined by the Members together holding not less than ten percent (10%) of the Ordinary Shares then in issue, and any general meeting shall be held at such convenient location as the Board of Directors may resolve.

59. (a) The Company shall dispense with the holding of annual general meetings in accordance with the provisions of the Act if a resolution to this effect is passed at a general meeting by all Members as, being entitled to do so, vote in person or by proxy present at the general meeting.

(b) Notwithstanding a resolution referred to in Article 59(a) being passed to dispense with the holding of annual general meetings, any Member may by notice given to the Company in accordance with the requirements of the Act require an annual general meeting to be held for the year. The Company shall proceed to convene the annual general meeting in accordance with these Articles but shall not be required to convene annual general meetings for the subsequent years unless a notice by a Member to require the Company to do so has been received.

(c) Where a resolution referred to in Article 59(a) has been passed to dispense with the holding of annual general meetings, any reference in the Act to a deed, act or thing which is required to be done in annual general meetings shall be regarded as being done if a resolution or resolutions of the Members has or have been passed by written means in accordance with these Articles to the effect that such deed, act or thing has been done, and any reference in the Act to the date or conclusion of an annual general meeting shall, unless an annual general meeting is held, be regarded as the date of expiry of the period within which the annual general meeting is required by law to be held.

60. The Directors may, whenever they think fit, convene an extraordinary general meeting and extraordinary general meetings shall also be convened on such requisition or, in default, may be convened by such requisitionists, as provided by Section 176 of the Act. If at any time there are not within Singapore sufficient Directors capable of acting to form a quorum at a meeting of Directors, any Director may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

NOTICE OF GENERAL MEETINGS

61. Subject to the provisions of the Act as to special notice, at least fourteen days’ notice in writing (exclusive both of the day on which the notice is served or deemed to be served and of the day for which the notice is given) of every general meeting shall be given in the manner hereinafter mentioned to such persons (including the auditors) as are under the provisions herein contained entitled to receive notice from the Company. Provided that a general meeting notwithstanding that it has been called by a shorter notice than that specified above shall be deemed to have been duly called if it is so agreed:

(a) in the case of an annual general meeting by all the Members entitled to attend and vote thereat; and

(b) in the case of an extraordinary general meeting by that number or majority in number of the Members having a right to attend and vote thereat as is required by the Act.

62. (a) Every notice calling a general meeting shall specify the place and the day and hour of the meeting and the business to be transacted thereat, and there shall appear with reasonable prominence in every such notice a statement that a Member entitled to attend and vote is entitled to appoint a proxy to attend and to vote instead of him and that a proxy need not be a Member of the Company.

(b) In the case of an annual general meeting, the notice shall also specify the Meeting as such.

(c) In the case of any general meeting at which business other than routine business is to be transacted, the notice shall specify the general nature of the business; and if any resolution is to be proposed as a Special Resolution or as requiring special notice, the notice shall contain a statement to that effect. Routine business shall mean and include only business transacted at an annual general meeting of the following classes, that is to say:

(i) Declaring dividends;

(ii) Reading, considering and adopting the balance sheet, the reports of the Directors and auditors, and other accounts and documents required to be annexed to the balance sheet;

(iii) Appointing auditors and fixing the remuneration of auditors or determining the manner in which such remuneration is to be fixed; and

(iv) Fixing the remuneration of the Directors proposed to be paid under Article 96.

63. In the event time is needed for a Member to apply and obtain necessary travelling visa in order to attend a general meeting, a notice of not more than sixty (60) days shall be given, taking into account the reasonable time needed for such Member to obtain necessary travel document(s) in order to attend the meeting.

PROCEEDINGS AT GENERAL MEETINGS

64. Where there are two (2) or more Members of the Company, no business shall be transacted at any general meeting or any adjourned meeting unless the Members together holding not less than seventy-five percent (75%) of the Ordinary Shares in then in issue are present to form a quorum. In the event of a corporation being beneficially entitled to the whole of the issued capital of the Company or there being only one (1) Member of the Company, one (1) person representing such corporation or the sole Member shall be a quorum and shall be deemed to constitute a Meeting and, if applicable, the provisions of Section 179 of the Act shall apply. For the purpose of this Article, “Member” includes a person attending by proxy or by attorney or as representing a corporation which is a Member.

65. If no quorum is present by the appointed time of any general meeting, the meeting shall stand adjourned to such time and place as the majority of the Directors may determine, and if at such adjourned Meeting a quorum is not present within fifteen minutes from the time appointed for holding the Meeting, the Meeting shall be dissolved. No notice of any such adjournment as aforesaid shall be required to be given to the Members.

66. The chairman of the Company shall be a Director appointed by a majority of the Directors and the chairman of the Board of Directors shall preside as chairman at every general meeting. If there be no such chairman or if at any Meeting he be not present within fifteen minutes after the time appointed for holding the Meeting or be unwilling to Act, the Members present shall choose some Director to be chairman of the Meeting or, if no Director be present or if all the Directors present decline to take the Chair, one (1) of their number present, to be chairman. If the chairman is removed, any replacement chairman shall be appointed subject to the Directors’ majority approval. In the event that the Directors are unable to agree as such, the Members shall convene one (1) or more Members’ meeting, to be held within a period of ninety (90) days after the chairman is so removed, for the purpose of approving an alternative arrangement acceptable to all Members.

67. The chairman may, with the consent of any Meeting at which a quorum is present (and shall if so directed by the Meeting) adjourn the Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place. When a Meeting is adjourned for thirty days or more, notice of the adjourned Meeting shall be given as in the case of the original Meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned Meeting.

68. (a) At any general meeting a resolution put to the vote of the Meeting shall be decided on a show of hands unless a poll be (before or on the declaration of the result of the show of hands) demanded by at least one (1) Member present in person or by proxy or by attorney or in the case of corporation by a representative and entitled to vote thereat Provided always that no poll shall be demanded on the election of a chairman or on a question of adjournment. Unless a poll be so demanded (and the demand be not withdrawn) a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost and an entry to that effect in the minute book shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. A demand for a poll may be withdrawn. Except as otherwise provided in these Articles and any applicable laws, all resolutions of the Members shall be adopted by a simple majority of votes cast by such Members at a general meeting.

68A. (b) Any general meeting may consist of a conference between the Members participating in the meeting some or all of whom are in different places, provided that each such Member who participates is able:

(i) to hear the other participating Members addressing the meeting; and

(ii) if it so wishes, to address all of the other participating Members simultaneously,

whether directly, by conference telephone or by any other form of communications equipment or by a combination of those methods. A quorum is deemed to be present if the conditions of this Article 68A are satisfied in respect of at least the number of Ordinary Shareholders required to form a quorum. If any Ordinary Shareholder so requests, such alternative mode of communication (whether by video conference, conference telephone or other similar communications) shall be arranged so as to facilitate the attendance of an Ordinary Shareholder at such general meeting remotely.

69. If a poll be duly demanded (and the demand be not withdrawn) it shall be taken in such manner (including the use of ballot or voting papers or tickets) as the chairman may direct and the result of a poll shall be deemed to be the resolution of the Meeting at which the poll was demanded. The chairman may, and if so requested shall, appoint scrutineers and may adjourn the Meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

70. If any votes have been counted which ought not to have been counted or might have been rejected, the error shall not vitiate the result of the voting unless it be pointed out at the same Meeting or at any adjournment thereof and not in any case unless it shall in the opinion of the chairman be of sufficient magnitude.

71. In the case of equality of votes, whether on a show of hands or on a poll, the chairman of the Meeting at which the show of hands takes place or at which the poll is demanded shall not be entitled to a casting vote.

72. A poll demanded on any question shall be taken either immediately or at such subsequent time (not being more than thirty days from the date of the Meeting) and place as the chairman may direct. No notice need be given of a poll not taken immediately.

73. The demand for a poll shall not prevent the continuance of a Meeting for the transaction of any business, other than the question on which the poll has been demanded.

VOTES OF MEMBERS

74. Subject to these Articles and to any special rights or restrictions as to voting attached to any class of shares hereinafter issued on a show of hands every Member who is present in person or by proxy or attorney or in the case of a corporation by a representative shall have one (1) vote and on a poll every such Member shall have one (1) vote for every share of which he is the holder.

75. Where there are joint registered holders of any share any one (1) of such persons may vote and be reckoned in a quorum at any Meeting either personally or by proxy or by attorney or in the case of a corporation by a representative as if he were solely entitled thereto and if more than one (1) of such joint holders be so present at any Meeting that one (1) of such persons so present whose name stands first in the Register in respect of such share shall alone be entitled to vote in respect thereof. Several executors or administrators of a deceased Member in whose name any share stands shall for the purpose of this Article be deemed joint holders thereof.

76. A Member of unsound mind or whose person or estate is liable to be dealt with in any way under the law relating to mental disorders may vote whether on a show of hands or on a poll by his committee, curator bonis or such other person as properly has the management of his estate and any such committee, curator bonis or other person may vote by proxy or attorney, provided that such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the Office not less than forty eight hours before the time appointed for holding the Meeting.

77. Subject to the provisions of these Articles every Member shall be entitled to be present and to vote at any general meeting either personally or by proxy or by attorney or in the case of a corporation by a representative and to be reckoned in a quorum in respect of shares fully paid and in respect of partly paid shares where calls are not due and unpaid.

78. No objection shall be raised to the qualification of any voter except at the Meeting or adjourned Meeting at which the vote objected to is given or tendered and every vote not disallowed at such Meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the Meeting whose decision shall be final and conclusive.

79. On a poll votes may be given either personally or by proxy or by attorney or in the case of a corporation by its representative and a person entitled to more than one (1) vote need not use all his votes or cast all the votes he uses in the same way.

80. An instrument appointing a proxy shall be in writing and:

(a) in the case of an individual shall be signed by the appointor or by his attorney; and

(b) in the case of a corporation shall be either under the common seal or signed by its attorney or by an officer on behalf of the corporation.

The Directors may, but shall not be bound to, require evidence of the authority of any such attorney or officer.

81. A proxy need not be a Member of the Company.

82. An instrument appointing a proxy or the power of attorney or other authority, if any, must be left at the Office or such other place (if any) as is specified for the purpose in the notice convening the Meeting not less than forty eight hours before the time appointed for the holding of the Meeting or adjourned Meeting (or in the case of a poll before the time appointed for the taking of the poll) at which it is to be used and in default shall not be treated as valid unless the Directors otherwise determine.

83. An instrument appointing a proxy shall be in the following form with such variations if any as circumstances may require or in such other form as the Directors may accept and shall be deemed to include the right to demand or join in demanding a poll:

“WAVE LIFE SCIENCES PTE. LTD.”

“I/We,

of

a Member/Members of the above named Company hereby appoint

of

or whom failing

of

to vote for me/us and on my/our behalf

at the (Annual, Extraordinary or Adjourned,

as the case may be) general meeting of

the Company to be held on the day

of              and at every adjournment

thereof.”

“As witness my hand this      day of             .”

An instrument appointing a proxy shall, unless the contrary is stated thereon, be valid as well for any adjournment of the Meeting as for the Meeting to which it relates and need not be witnessed.

84. A vote given in accordance with the terms of an instrument of proxy (which for the purposes of these Articles shall also include a power of attorney) shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy, or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer shall have been received by the Company at the Office (or such other place as may be specified for the deposit of instruments appointing proxies) before the commencement of the Meeting or adjourned Meeting (or in the case of a poll before the time appointed for the taking of the poll) at which the proxy is used.

85. Any corporation which is a Member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any Meeting of the Company or of any class of Members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation as the corporation could exercise if it were an individual Member of the Company.

MEMBERS’ RESOLUTIONS BY WRITTEN MEANS

86. Save for a resolution referred to in Article 59 to dispense with the convening of annual general meetings or a resolution for which special notice is required under the Act, any resolution required to be passed by the Members of the Company in general meeting may be passed by written means in accordance with the provisions of Sections 184A to 184F of the Act and these Articles. Where a resolution is deemed to be duly passed by written means, the requirements as to the procedures in these Articles concerning the giving of notice of general meetings, proceedings of such general meetings and voting by Members at such general meetings shall be deemed to be satisfied.

87. A Special Resolution is passed by written means if the resolution indicates that it is a Special Resolution and it has been formally agreed on any date by one (1) or more Members who on that date represent at least seventy-five percent (75%) of the total voting rights of all Members who on that date would have the right to vote on that resolution had a general meeting been convened. An Ordinary Resolution is passed by written means if the resolution does not indicate that it is a Special Resolution and it has been formally agreed on any date by one (1) or more Members who collectively on that date hold more than fifty percent (50%) of the issued Ordinary Shares held by all of the Members. For the avoidance of doubt, the requisite number of Members need not give their formal agreement to any Special Resolution or Ordinary Resolution on a single day.

88. For the purpose of Article 87, a resolution is formally agreed by a Member if:

(a) the Company receives from the Member (or his proxy) a document that (i) is given to the Company in legible form or a permitted alternative form; (ii) indicates the Member’s agreement (or agreement on his behalf) to the resolution; and (iii) includes the text of the resolution or otherwise makes clear that it is that resolution that is being agreed to; and

(b) the Member (or his proxy) had a legible text of the resolution before giving that document.

In this Article 88 and also for the purpose of Article 90, something is “in legible form or a permitted alternative form” if, and only if, it is sent or otherwise supplied (a) in a form (such as paper document) that is legible before being sent or otherwise supplied and does not change form during that process or (b) through electronic communication.

89. A resolution of the Company may only be passed by written means if agreement was first sought by the Directors in accordance with Article 90, under the circumstances described in Section 184B(1)(a)(ii) of the Act.

90. In seeking the agreement of the Members to pass any resolution by written means, the Directors shall send to each Member who would have the right to vote on that resolution had a general meeting been convened, a copy of the text of the resolution in legible form or a permitted alterative form. As far as practicable, the Directors shall send the text of the resolution as respects every Member at the same time and without delay, and the provisions of Section 184C of the Act shall apply.

91. Any Member or Members who represent at least five per cent, (5%) of the total voting rights of all Members who would have the right to vote on that resolution had a general meeting been convened, may within seven (7) days after receiving the text of the resolution sent pursuant to Article 90 or the documents referred to in Section 183(3A) of the Act, as the case may be, give notice to the Company requiring that a general meeting be convened for the purpose of considering, and if thought fit, passing the resolution. Upon receipt of such a notice, the Directors shall proceed to convene a general meeting in accordance with Articles 61 to 73 hereof.

92. Where a resolution of the Members is passed by written means, the Company shall notify every Member that the resolution has been passed within fifteen days from the date on which a Director or Company Secretary first becomes aware that the resolution has been passed. The Company shall cause a record of the resolution passed by written means and the indication of each Member’s agreement (or agreement on his behalf) to be entered in a book in the like manner for recording proceedings of general meetings in the minute book. Any such record, if purporting to be signed by a Director or the Company Secretary shall be evidence of the proceedings in passing the resolution, and until the contrary is proved, the record shall also be evidence that the requirements of the Act with respect to the proceedings in passing the resolution have been complied with.

93. Notwithstanding anything in these Articles, where there is only one (1) Member of the Company, a resolution passed by written means may be passed by the Member recording the resolution and signing the record.

DIRECTORS

94. Subject to the other provisions of Section 145 of the Act, the Company shall have at least one (1) Director being a natural person of full age and capacity who is ordinarily resident in Singapore and unless otherwise determined by a general meeting, there shall be no maximum number of Directors holding office at any time.

95. A Director need not be a Member and shall not be required to hold any share qualification unless and until otherwise determined by the Company in general meeting but shall be entitled to attend and speak at general meetings. Where the Company only has one (1) Member, the sole Member may also be the sole Director of the Company provided that the requirements in Article 94 are complied with.

96. Save as otherwise determined by an affirmative vote comprising more than seventy-five percent (75%) of the issued and outstanding Ordinary Shares, none of the Directors shall receive any remuneration from the Company for their services as Director of the Company.

97. The Directors shall be entitled to be repaid all travelling or such reasonable expenses as may be incurred in attending and returning from meetings of the Directors or of any committee of the Directors or general meetings or otherwise howsoever in or about the business of the Company in the course of the performance of their duties as Directors.

98. Any Director who is appointed to any executive office or serves on any committee or who otherwise performs or renders services, which in the opinion of the Directors are outside his ordinary duties as a Director, may, subject to Section 169 of the Act, be paid such extra remuneration as the Directors may determine.

99. (a) Other than the office of auditor, a Director may hold any other office or place of profit under the Company and he or any firm of which he is a member may act in a professional capacity for the Company in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine. Subject to the Act, no Director or intending Director shall be disqualified by his office from contracting or entering into any arrangement with the Company either as vendor, purchaser or otherwise nor shall such contract or arrangement or any contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested be avoided nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason only of such Director holding that office or of the fiduciary relation thereby established.

(b) Every Director shall observe the provisions of Section 156 of the Act relating to the disclosure of the interests of the Directors in transactions or proposed transactions with the Company or of any office or property held by a Director which might create duties or interests in conflict with his duties or interests as a Director. Subject to such disclosure, a Director shall be entitled to vote in respect of any transaction or arrangement in which he is interested and he shall be taken into account in ascertaining whether a quorum is present.

(c) Notwithstanding anything herein to the contrary, the Company renounces, to the fullest extent permitted by law, any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any Excluded Opportunity. An Excluded Opportunity is any matter, transaction or interest that (a) is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any Director of the Company, in his individual capacity and not in his capacity as a fiduciary of the Company, who is not an employee of the Company or any of its subsidiaries, or (ii) any holder of Shares or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Company or any of its subsidiaries (collectively, Covered Persons) and (b) the Covered Person has not wrongfully employed the resources of the Company in pursuing or exploiting the opportunity, unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a fiduciary of the Company.

100. (a) A Director may be or become a director of or hold any office or place of profit (other than as auditor) or be otherwise interested in any company in which the Company may be interested as vendor, purchaser, shareholder or otherwise and unless otherwise agreed shall not be accountable for any fees, remuneration or other benefits received by him as director or officer of or by virtue of his interest in such other Company.

(b) The Directors may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner and in all respects as the Directors think fit in the interests of the Company (including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors of such company or voting or providing for the payment of remuneration to the directors of such company) and any such Director of the Company may vote in favour of the exercise of such voting powers in the manner aforesaid notwithstanding that he may be or be about to be appointed a director of such other company.

APPOINTMENT AND REMOVAL OF DIRECTORS

101. Subject to the provisions of these Articles, the Directors shall have power at any time and from time to time to appoint any person to be a Director either to fill a casual vacancy or as an additional Director but so that the total number of Directors shall not at any time exceed the maximum number, if any, fixed by or in accordance with these Articles.

102. Subject to the provisions of these Articles, the Company may by Ordinary Resolution remove any Director before the expiration of his period of office.

103. Subject to the provisions of these Articles, the Company may by Ordinary Resolution appoint another person in place of a Director removed from office under the immediately preceding Article.

MANAGING DIRECTORS

104. The Directors may from time to time appoint one (1) or more of their body to be managing director or managing directors of the Company and may from time to time (subject to the provisions of any contract between him or them and the Company) remove or dismiss him or them from office and appoint another or others in his or their places.

105. A managing director shall subject to the provisions of any contract between him and the Company be subject to the same provisions as to resignation and removal as the other Directors of the Company and if he ceases to hold the office of Director from any cause he shall ipso facto and immediately cease to be a managing director.

106. Subject to Section 169 of the Act, the remuneration of a managing director shall from time to time be fixed by the Directors and may subject to these Articles be by way of salary or commission or participation in profits or by any or all of these modes.

107. The Directors may from time to time entrust to and confer upon a managing director for the time being such of the powers exercisable under these Articles by the Directors as they may think fit and may confer such powers for such time and to be exercised on such terms and conditions and with such restrictions as they think expedient and they may confer such powers either collaterally with or to be exclusion of and in substitution for all or any of the powers of the Directors in that behalf and may from time to time revoke, withdraw, alter or vary all or any of such powers.

VACATION OF OFFICE OF DIRECTOR

108. The office of a Director shall be vacated in any one (1) of the following events, namely:

(a) if he becomes prohibited from being a Director by reason of any order made under the Act;

(b) if he ceases to be a Director by virtue of any of the provisions of the Act or these Articles;

(c) subject to Section 145 of the Act, if he resigns by writing under his hand left at the Office; or

(d) if he be found lunatic or become of unsound mind.

ALTERNATE DIRECTORS

109. (a) Any Director may at any time by writing under his hand and deposited at the Office or by e-mail transmission, telefax, telex or by cable sent to the Secretary and by giving prior written notice to the Board of Directors appoint any person to be his Alternate Director and may in like manner at any time terminate such appointment. Any appointment or removal by telefax, telex or cable shall be confirmed as soon as possible by letter, but may be acted upon by the Company meanwhile.

(b) A Director or any other person may act as an Alternate Director to represent more than one (1) Director and such Alternate Director shall be entitled at Directors’ meetings to one (1) vote for every Director whom he represents in addition to any vote of his.

(c) The appointment of an Alternate Director shall ipso facto determine on the happening of any event which if he were a Director would render his office as a Director to be vacated and his appointment shall also determine ipso facto if his appointor ceases for any reason to be a Director.

(d) An Alternate Director shall be entitled to receive notices of meetings of the Directors and to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally, if his appointor is absent from Singapore or is otherwise unable to act as such Director, to perform all functions of his appointment as a Director (except the power to appoint an Alternate Director) and to sign any resolution in accordance with the provisions of Article 115.

(e) An Alternate Director shall not be taken into account in reckoning the minimum or maximum number of Directors allowed for the time being under these Articles but he shall be counted for the purpose of reckoning whether a quorum is present at any meeting of the Directors attended by him at which he is entitled to vote provided that he shall not constitute a quorum under Article 112 if he is the only person present at the meeting notwithstanding that he may be an Alternate Director to more than one (1) Director.

(f) An Alternate Director may be repaid by the Company such expenses as might properly be repaid to him if he were a Director and he shall be entitled to receive from the Company such proportion (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, but save as aforesaid he shall not in respect of such appointment be entitled to receive any remuneration from the Company.

(g) An Alternate Director shall not be required to hold any share qualification.

(h) An Alternate Director shall automatically vacate his office as alternate director if the Director who appointed him ceases to be a Director of the Company.

PROCEEDINGS OF DIRECTORS

110. (a) The Directors may meet together for the despatch of business, adjourn or otherwise regulate their meetings as they think fit but in any case not less than once a year and provided that such meetings are convened and conducted in accordance with the provisions of these Articles. Subject to the provisions of these Articles, questions arising at any meeting shall be determined by a majority of votes and in case of an equality of votes the chairman of the meeting shall not have a second or casting vote.

(b) Any Director or his alternate may participate at a meeting of the Directors by telephone conference, video conference, audio visual or by means of a similar communication equipment whereby all persons participating in the meeting are able to hear each other in which event such Director shall be deemed to be present at the meeting. A Director or his alternate participating in a meeting in the manner aforesaid may also be taken into account in ascertaining the presence of a quorum at the meeting, and such meeting shall be deemed to take place where the largest group of Directors for the purpose of the (assembled) meeting or, if there is no such group, where the chairman is present. Minutes of the proceedings at a meeting by telephone conference, video conference, audio visual, or other similar communications equipment signed by the chairman of the meeting shall be conclusive evidence of such proceedings and of the observance of all necessary formalities.

111. A Director may and the Secretary on the requisition of a Director shall at any time summon a meeting of the Directors. At least fourteen (14) days’ notice (exclusive of the day on which the notice is served or is deemed to be served and the day for which the meeting is called) of every meeting of the Directors shall be given to every Director. Every such notice shall specify the place, the day and the hour of the meeting, the general nature of the business to be transacted and shall be accompanied by an agenda of the business to be transacted at such meeting together with all papers to be circulated or presented to the Directors at such meeting, provided that any Director may waive the requirement for notice or accept shorter notice of any meeting of the Directors. A copy of the minutes of each meeting of the Directors shall be delivered to each Director within no more than thirty (30) days of each such meeting.

112. Except where the Company only has one (1) Director, the quorum necessary for the transaction of the business of the Directors, including at any adjourned meeting of the Directors, shall be Directors present in person or represented by an alternate Director, numbering at least 75% of the total number of Directors. Where no quorum is present at any duly convened meeting, the meeting shall be adjourned to such time and place as the majority of the Directors may determine. A meeting of the Directors at which a quorum is present shall be competent to exercise all the powers and discretions for the time being exercisable by the Directors.

113. The continuing Directors may act notwithstanding any vacancies in their body but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles the continuing Directors or Director may act for the purpose of filling up such vacancies or of summoning general meetings of the Company but not for any other purpose. If there be no Directors or Director able or willing to act, then any Members, or if the Company only has a sole Member, then that sole Member, may summon a general meeting for the purpose of appointing one (1) or more Directors.

114. The Director shall elect a chairman and may elect one (1) or more vice-chairmen and the Directors may determine the period for which such officers shall respectively hold office. The chairman (if any), or, in the absence of the chairman, the vice-chairman (if any), or, in the event that there is more than one (1) vice-chairman, the senior in appointment among them, shall preside at the meetings of the Directors. If such officers have not been appointed, or if no such officer is present within five (5) minutes after the time appointed for a meeting, the Directors present shall choose one (1) of their number to be chairman at such meeting.

115. (a) A resolution in writing signed by the majority of Directors being not less than (2) except where the Company only has one (1) Director, and any circular resolution of the Directors, shall be as effective as a resolution passed at a meeting of the Directors duly convened and held, and may consist of several documents in the like form each signed by one (1) or more of the Directors (or their alternates). The expressions “in writing” and “signed” include approval by any such Director by telefax, telex, cable, telegram, wireless or facsimile transmission or any form of electronic communication approved by the Directors for such purpose from time to time incorporating, if the Directors deem necessary, the use of security and/or identification procedures and devices approved by the Directors. Any such resolution shall be sent to each Director and shall require a response within a period specified in the notice of such resolution (being not less than seven (7) days after its date of despatch) and no such resolution shall take effect until the expiry of such period unless all Directors have waived such requirement.

115. (b) Any circular resolution of the Directors shall be shall be as effective as a resolution passed at a meeting of the Directors duly convened and held.

116. The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on them by the Directors.

117. The meetings and proceedings of any such committee consisting of two (2) or more members shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are applicable and are not superseded by any regulations made by the Directors under the last preceding Article.

118. All acts done by any meeting of Directors or of a committee of Directors or by any person acting as Director shall as regards all persons dealing in good faith with the Company,

notwithstanding that there was some defect in the appointment of any such Director or person acting as aforesaid or that they or any of them were disqualified or had vacated office or were not entitled to vote be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

119. Notwithstanding anything in these Articles, where the Company only has a sole Director, all acts required to be done or business required to be transacted by a meeting of Directors or of a committee of Directors may be done or undertaken by the sole Director and a declaration made by the sole Director and recorded and signed by the sole Director, shall be evidence that the same has been done or undertaken.

GENERAL POWERS OF THE DIRECTORS

120. Subject to the provisions of these Articles, the business of the Company shall be managed by or under the direction of the Directors. Subject to the provisions of these Articles, the Directors may exercise all the powers of the Company except any powers that this Act or the Memorandum of Association and Articles of Association of the Company require the Company to exercise in general meeting. In particular, subject to the provisions of these Articles, and without prejudice to the generality of the foregoing the Directors may at their discretion exercise every borrowing power vested in the Company together with collateral power of hypothecating the assets of the Company including any uncalled or called but unpaid capital, provided that the Directors shall not carry into effect any proposals for disposing of the whole or substantially the whole of the Company’s undertaking or property unless those proposals have been approved by the Company in general meeting. Each of the Directors shall receive the following:

(a) monthly non-consolidated financial information of the Company and its subsidiaries;

(b) annual appraisals on the business of the Company by the chief executive officer, the president, the chief financial officer or the Director of the Company as at the end of each financial year of the Company;

(c) annual audited financial statements of the Company and its subsidiaries; and

(d) such other information as any Director may from time to time request.

121. The Directors may from time to time by power of attorney appoint any company, firm or person or any fluctuating body of persons whether nominated directly or indirectly by the Directors to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with such attorney as the Directors may think fit and may also authorise any such attorney to subdelegate all or any of the powers, authorities and discretions vested in him.

122. All cheques, promissory notes, bills of exchange, and other negotiable or transferable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

BORROWING POWERS

123. Subject to the provisions of these Articles, the Directors may borrow or raise money from time to time for the purpose of the Company or secure the payment of such sums as they think fit and may secure the repayment or payment of such sums by mortgage or charge upon all or any of the property or assets of the Company or by the issue of debentures or otherwise as they may think fit.

SECRETARY

124. The Secretary or Secretaries shall and a deputy or assistant secretary or Secretaries may be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit, and any Secretary, deputy or assistant secretary so appointed may be removed by them, but without prejudice to any claim he may have for damages for breach of any contract of service between him and the Company. The appointment and duties of the Secretary or Secretaries shall not conflict with the provisions of the Act and in particular Section 171 thereof.

SEAL

125. (a) The Directors shall provide for the safe custody for the Seal, which shall only be used by the authority of the Directors or a committee of Directors authorized by the Directors in that behalf, and every instrument to which the Seal shall be affixed shall (subject to the provisions of these Articles as to certificates for shares) be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Directors in place of the Secretary for the purpose.

(b) The Company may exercise the powers conferred by the Act with regard to having an Official Seal for use abroad, and such powers shall be vested in the Directors.

(c) The Company may have a duplicate Common Seal as referred to in Section 124 of the Act which shall be a facsimile of the Common Seal with the addition on its face of the words “Share Seal”.

AUTHENTICATION OF DOCUMENTS

126. Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company, including a resolution passed by written means, or resolutions passed by the Directors, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office, the local manager and other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid.

127. A document purporting to be a copy of a resolution of the Directors, an extract from the minutes of a meeting of Directors or a declaration signed by a sole Director in accordance with Article 119 hereof, which is certified as such in accordance with the provisions of the last preceding Article shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of a duly constituted or deemed meeting of the Directors. Any authentication or certification made pursuant to this Article may be made by any electronic means approved by the Directors from time to time for such purpose incorporating, if the Directors deem necessary, the use of security procedures or devices approved by the Directors.

DIVIDENDS AND RESERVES

128. Subject to Article 7A(c), Articles 7B(1)(a) and these Articles, the Company may by Ordinary Resolution declare dividends but (without prejudice to the powers of the Company to pay interest on share capital as hereinbefore provided) no dividend shall be payable except out of the profits of the Company, or in excess of the amount recommended by the Directors.

129. Subject to the rights to holders of shares with special rights as to dividend (if any), all dividends shall be declared and paid according to the number of shares (excluding treasury shares) held by each Member entitled to receive dividends, but (for the purposes of this Article only) no amount paid on a share in advance of calls shall be treated as paid on the share. All dividends shall be apportioned and paid pro rata according to the number of shares (excluding treasury shares) held by each Member entitled to receive dividends during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.

130. If and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may pay the fixed preferential dividends on any class of shares carrying a fixed preferential dividend expressed to be payable on a fixed date on the half-yearly or other dates (if any) prescribed for the payment thereof by the terms of issue of the shares, and subject thereto may also from time to time pay to the holders of any other class of shares interim dividends thereon of such amounts and on such dates as they may think fit.

131. No dividend or other moneys payable on or in respect of a share shall bear interest against the Company.

132. The Directors may deduct from any dividend or other moneys payable to any Member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or in connection therewith.

133. The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

134. The Directors may retain the dividends payable on shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a Member or which any person under those provisions is entitled to transfer until such person shall become a Member in respect of such shares or shall duly transfer the same.

135. The payment by the Directors of any unclaimed dividends or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof. All dividends unclaimed after being declared may be invested or otherwise made use of by the Directors for the benefit of the Company and any dividend unclaimed after a period of six (6) years from the date of declaration of such dividend may be forfeited and if so shall revert to the Company but the Directors may at any time thereafter at their absolute discretion annul any such forfeiture and pay the dividend so forfeited to the person entitled thereto prior to the forfeiture.

136. The Company may, upon the recommendation of the Directors, by Ordinary Resolution direct payment of a dividend in whole or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other company or in any one (1) or more of such ways; and the Directors shall give effect to such resolution and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors.

137. Any dividend or other moneys payable in cash on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto, or, if several persons are registered as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holder to any one (1) of such persons or to such persons and such address as such persons may by writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder may direct and payment of the cheque if purporting to be endorsed or the receipt of any such person shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

138. A transfer of shares shall not pass the right to any dividend declared on such shares before the registration of the transfer.

RESERVES

139. The Directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Directors, shall be applicable for meeting contingencies or for the gradual liquidation of any debt or liability of the Company or for repairing or maintaining the works, plant and machinery of the Company or for special dividends or bonuses or for equalising dividends or for any other purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one (1) fund any special funds or any parts of any special funds into which the reserve may have been divided. The Directors may also without placing the same to reserve carry forward any profits which they may think it not prudent to divide.

CAPITALISATION OF PROFITS AND RESERVES

140. The Company may, upon the recommendation of the Directors, by Ordinary Resolution resolve that it is desirable to capitalise any sum for the time being standing to the credit of any of the Company’s reserve accounts or any sum standing to the credit of the profit and loss account or otherwise available for distribution, provided that such sum be not required for paying the dividends on any shares carrying a fixed cumulative preferential dividend and accordingly that the Directors be authorised and directed to appropriate the sum resolved to be capitalised to the Members holding shares in the Company in the proportions in which such sum would have been divisible amongst them had the same been applied or been applicable in paying dividends and to apply such sum on their behalf either in or towards paying up the amounts (if any) for the time being unpaid on any shares held by such Members respectively, or in paying up in full unissued shares or debentures of the Company.

141. Whenever such a resolution as aforesaid shall have been passed, the Directors shall make all appropriations and applications of the sum resolved to be capitalised thereby and all allotments and issue of fully paid shares or debentures (if any) and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provision by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions and also to authorise any person to enter on behalf of all the Members interested into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares to which they may be entitled upon such capitalisation or (as the case may require) for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the sum resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be effective and binding on all such Members.

MINUTES AND BOOKS

142. The Directors shall cause minutes to be made in books to be provided for the purpose:

(a) of all appointments of officers made by the Directors;

(b) of the names of the Directors present at each meeting of Directors and of any committee of Directors;

(c) of all resolutions and proceedings at all Meetings of the Company and of any class of Members, of the Directors and of committees of Directors;

(d) of all declarations made by a sole Director which is recorded and signed by the sole Director; and

(e) of all resolutions passed by written means with the indication of each Member’s agreement (or agreement on his behalf) to the resolutions.

143. The Directors shall duly comply with the provisions of the Act and in particular the provisions in regard to registration of charges created by or affecting property of the Company, in regard to keeping a Register of Directors, Managers, Secretaries and auditors, the Register, a Register of Mortgages and Charges and a Register of Directors’ Share and Debenture Holdings and in regard to the production and furnishing of copies of such Registers and of any Register of Holders of Debentures of the Company.

144. Any register, index, minute book, book of accounts or other book required by these Articles or by the Act to be kept by or on behalf of the Company may be kept either by making entries in bound books or by recording them in any other manner. In any case in which bound books are not used, the Directors shall take adequate precautions for guarding against falsification and for facilitating discovery.

ACCOUNTS

145. The Directors shall cause to be kept such accounting and other records as are necessary to comply with the provisions of the Act and these Articles and shall cause those records to be kept in such manner as to enable them to be conveniently and properly audited.

146. Subject to the provisions of Section 199 of the Act, the books of accounts shall be kept at the Office or at such other place or places as the Directors think fit within Singapore. No Member (other than a Director) shall have any right of inspecting any account or book or document or other recording of the Company except as is conferred by law or authorised by the Directors or by an Ordinary Resolution of the Company.

147. Subject to the provisions of the Act, the Directors shall cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as may be necessary.

148. Subject to the provisions of the Act, a copy of every balance sheet and profit and loss account which is to be laid before a general meeting of the Company (including every document required by the Act to be annexed thereto) together with a copy of every report of the auditors relating thereto (if required) and of the Directors’ report shall not less than fourteen days before the date of the Meeting be sent to every Member of, and every holder of debentures (if any) of, the Company and to every other person who is entitled to receive notices from the Company under the provisions of the Act or of these Articles, provided that this Article shall not require a copy of these documents to be sent to any person of whose address the Company is not aware or to more than one (1) of the joint holders of a share in the Company or the several persons entitled thereto in consequence of the death or bankruptcy of the holder or otherwise but any Member to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office.

AUDITORS

149. Subject to provisions of the Act, auditors shall be appointed and their duties regulated in accordance with the provisions of the Act. Every auditor of the Company shall have a right of access at all times to the accounting and other records of the Company and shall make his report as required by the Act.

150. Subject to the provisions of the Act, all acts done by any person acting as an auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment.

151. The auditors shall be entitled to attend any general meeting and to receive all notices of and other communications relating to any general meeting to which any Member is entitled and to be heard at any general meeting on any part of the business of the Meeting which concerns them as auditors.

NOTICES

152. (a) Any notice may be given by the Company to any Member in any of the following ways:

(i) by delivering the notice personally to him; or

(ii) by sending it by prepaid mail to him at his registered address in Singapore or where such address is outside Singapore by prepaid air-mail; or

(iii) by sending cable or telex, or telefax containing the text of the notice to him at his registered address in Singapore or where such address is outside Singapore to such address or to any other address as might have been previously notified by the Member concerned to the Company; or

(iv) by electronic communication containing the text of the notice to him at an electronic mailing address as previously notified by the Member concerned to the Company for the purpose of receiving electronic communication.

(b) Any notice or other communication served under any of the provisions of these Articles on or by the Company or any officer of the Company may be tested or verified by telex or telefax or telephone or electronic means or such other manner as may be convenient in the circumstances but the Company and its officers are under no obligation so to test or verify any such notice or communication.

153. All notices and documents (including a share certificate) with respect to any shares to which persons are jointly entitled shall be given to whichever of such persons is named first on the Register and notice so given shall be sufficient notice to all the holders of such shares.

154. Any Member with a registered address shall be entitled to have served upon him at such address any notice to which he is entitled under these Articles, except where the Member has an electronic mailing address notified to the Company for the purpose of receiving electronic communication whereupon any notice may be served by the Company to the Member concerned by electronic communication at the said electronic mailing address.

155. A person entitled to a share in consequence of the death or bankruptcy of a Member or otherwise upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, and upon supplying also an address for the service of notice, shall be entitled to have served upon him at such address any notice or document to which the Member but for his death or bankruptcy or otherwise would be entitled and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the registered address of any Member in pursuance of these Articles shall (notwithstanding that such Member be then dead or bankrupt or otherwise not entitled to such share and whether or not the Company have notice of the same) be deemed to have been duly served in respect of any share registered in the name of such Member as sole or joint holder.

156. (a) Any notice given in conformity with Article 152 shall be deemed to have been given at any of the following times as may be appropriate:

(i) when it is delivered personally to the Member, at the time when it is so delivered;

(ii) when it is sent by prepaid mail to an address in Singapore or by prepaid airmail to an address outside Singapore, on the second day following that on which the notice was put into the post; or

(iii) when the notice is sent by cable or telex, or telefax, or electronic communication, on the day it is so sent.

(b) In proving such service or sending, it shall be sufficient to prove that the letter containing the notice or document was properly addressed and put into the post office as a prepaid letter or airmail letter as the case may be or that a telex or telefax or electronic communication was properly addressed and transmitted or that a cable was properly addressed and handed to the relevant authority for despatch.

157. Any notice on behalf of the Company or of the Directors shall be deemed effectual if it purports to bear the signature of the Secretary or other duly authorised officer of the Company, whether such signature is printed or written.

158. When a given number of days’ notice or notice extending over any other period is required to be given the day of service shall, unless it is otherwise provided or required by these Articles or by the Act, be not counted in such number of days or period.

159. (a) Notice of every general meeting shall be given in the manner hereinbefore authorised to:

(i) every Member;

(ii) every person entitled to a share in consequence of the death or bankruptcy or otherwise of a Member who but for the same would be entitled to receive notice of the Meeting; and

(iii) the auditor for the time being of the Company.

(b) No other person shall be entitled to receive notices of general meetings.

160. The provisions of Articles 152, 156, 157 and 158 shall apply mutatis mutandis to notices of meetings of Directors or any committee of Directors.

WINDING UP

161. Subject to the provisions of these Articles and the Act, if the Company is wound up (whether the liquidation is voluntary, under supervision, or by the Court) the liquidator may, with the authority of a Special Resolution, divide among the Members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one (1) kind or shall consist of properties of different kinds and may for such purpose set such value as he deems fair upon any one (1) or more class or classes or property to be divided as aforesaid and may determine how such division shall be carried out between the Members or different classes of Members. The liquidator may, with the like authority, vest the whole or any part of the assets in trustees upon such trusts for the benefit of Members as the liquidator with the like authority thinks fit and the liquidation of the Company may be closed and the Company dissolved but so that no Member shall be compelled to accept any shares or other securities in respect of which there is a liability.

INDEMNITY

162. Subject to the provisions of the Act, every Director, Auditor, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto and in particular and without prejudice to the generality of the foregoing no Director, Manager,

Secretary or other officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other Director or officer or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto unless the same happen through his own negligence, wilful default, breach of duty or breach of trust.

SECRECY

163. (a) No Member shall be entitled to require discovery of or any information respecting any detail of the Company’s trade or any matter which may be in the nature of a trade secret, mystery of trade or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it will be inexpedient in the interest of the Members of the Company to communicate to the public save as may be authorised by law.

163. (b) Without prejudice to Article 163(a), the Board of Directors and the Members shall be fully informed as to all financial and business affairs of the Company.